Exhibit 21.1
SUBSIDIARIES OF WELBILT, INC.
AS OF FEBRUARY 24, 2020

	Subsidiary Name	State or other Jurisdiction of Incorporation or Organization
1	Appliance Scientific, Inc.	Delaware
2	Avaj International Holding AB	Sweden
3	Beleggingsmaatschappij Interrub BV	Netherlands
4	Berisford Holdings Limited	United Kingdom
5	Berisford Property Development (USA) Ltd.	New York
6	Boek-en Offsetdrukkerij Kuyte B.V.	Netherlands
7	Cleveland Range LLC	Delaware
8	Cleveland Range Ltd.	Canada
9	Convotherm Elecktrogerate GmbH	Germany
10	Convotherm India Private Limited	India
11	Crem International (Shanghai) Co., Ltd.	China
12	Crem International AB	Sweden
13	Crem International AS	Norway
14	Crem International B.V.	Netherlands
15	Crem International GmbH	Germany
16	Crem International Holding AB	Sweden
17	Crem International Spain, S.L.	Spain
18	Crem International UK Ltd.	United Kingdom
19	Enodis Corporation	Delaware
20	Enodis Group Holdings US, Inc.	Delaware
21	Enodis Group Limited.	United Kingdom
22	Enodis Hanover	United Kingdom
23	Enodis Holdings Inc.	Delaware
24	Enodis Holdings Limited	United Kingdom
25	Enodis Industrial Holdings Limited	United Kingdom
26	Enodis International Limited	United Kingdom
27	Enodis Investments Limited	United Kingdom
28	Enodis Maple Leaf Ltd.	United Kingdom
29	Enodis Nederland B.V.	Netherlands
30	Enodis Oxford	United Kingdom
31	Enodis Property Developments Limited	United Kingdom
32	Enodis Property Group Limited	United Kingdom
33	Enodis Regent	United Kingdom
34	Enodis Strand Ltd.	United Kingdom
35	Enodis Technology Center, Inc.	Delaware
36	Fabristeel (M) Sdn Bhd	Malaysia
37	Fabristeel Private Limited	Singapore
38	Frymaster, LLC	Louisiana
39	Garland Commercial Industries LLC	Delaware
40	Garland Commercial Ranges Limited	Canada
41	Inducs AG	Switzerland
42	Kysor Business Trust	Delaware
43	Kysor Holdings Inc.	Delaware
44	Kysor Industrial Corporation	Michigan

45	Kysor Industrial Corporation	Nevada
46	Kysor Nevada Holding Corporation	Nevada
47	Maas International (Deutschland) Verwaltungs-GmbH	Germany
48	Manitowoc Cayman Islands Funding Ltd.	Cayman Islands
49	Manitowoc Foodservice (Luxembourg) S.à.r.l.	Luxembourg
50	Manitowoc Foodservice Companies, LLC	Wisconsin
51	Manitowoc Foodservice Germany Holding GmbH	Germany
52	Manitowoc Foodservice Holding, Inc.	Wisconsin
53	Manitowoc Foodservice UK Holding Limited	United Kingdom
54	Manitowoc FP, Inc.	Nevada
55	Manitowoc FSG Holding, LLC	Delaware
56	Manitowoc FSG International Holdings, Inc.	Nevada
57	Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V.	Mexico
58	Manitowoc FSG Mexico, SRL de C.V.	Mexico
59	Manitowoc FSG Operations, LLC	Nevada
60	Manitowoc FSG UK Limited	United Kingdom
61	Manitowoc TJ, SRL de C.V.	Mexico
62	Manston Limited	BVI
63	McCann’s Engineering & Manufacturing Co., LLC	California
64	Merrychef Limited	United Kingdom
65	MTW County Limited (UK)	United Kingdom
66	Spengler GmbH & CO. KG	Germany
67	The Delfield Company LLC	Delaware
68	TRUpour Ltd.	Ireland
69	WELBILT (China) Foodservice Co., Ltd.	China
70	Welbilt (Foshan) Foodservice Co., Ltd.	China
71	WELBILT (Halesowen) Ltd.	United Kingdom
72	WELBILT (Shanghai) Foodservice Co., LTD.	China
73	WELBILT Asia Pacific Private Limited	Singapore
74	Welbilt Deutschland GmbH	Germany
75	WELBILT Foodservice India Private Limited	India
76	WELBILT Foodservice Russia LLC	Russia
77	Welbilt FSG U.S. Holding, LLC	Delaware
78	WELBILT Iberia, SAU	Spain
79	Welbilt Investment GmbH	Germany
80	Welbilt Italia Srl	Italy
81	WELBILT Japan G.K.	Japan
82	Welbilt Manufacturing (Thailand) Ltd.	Thailand
83	Welbilt Mexico Services, S. de R.L. de C.V.	Mexico
84	WELBILT Middle East FZE	United Arab Emirates
85	Welbilt U.S. Domestic Corporation	Delaware
86	Welbilt UK Limited	United Kingdom
87	Westran Corporation	Michigan